Exhibit 10.14
OASIS PETROLEUM INC.
2010 LONG TERM INCENTIVE PLAN
FORM OF RESTRICTED STOCK UNIT AGREEMENT
     This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Restricted Stock Unit (“Notice of Grant”) by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and you.
     WHEREAS, the Company in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this restricted stock unit award;
     WHEREAS, the Company adopted the Oasis Petroleum Inc. 2010 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant restricted stock units to certain employees, directors and other service providers of the Company;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit Agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
     WHEREAS, you desire to accept the restricted stock unit award made pursuant to this Agreement.
     NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of an aggregate number of Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of common stock of the Company, par value $0.001 per share (“Stock”), or a cash payment equal to the Fair Market Value on the applicable Date of Settlement set forth in the Notice of Grant of one share of Stock, as determined by the Committee in its sole and absolute discretion, plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.
     2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock.
     3. Dividend Equivalents. In the event that the Company declares and pays any dividends in respect of its outstanding shares of Stock at any time during the period you hold Restricted Stock Units granted pursuant to this Agreement that have not yet been settled, the

Company shall pay to you, on the applicable Date of Settlement set forth in the Notice of Grant, an additional cash payment for Dividend Equivalents, which payment shall be equal in value to the value of all dividends made by the Company with respect to a number of shares of Stock equal to the number of Restricted Stock Units set forth in the Notice of Grant which have become vested in accordance with the terms of the Notice of Grant and this Agreement; provided, however, that no interest shall be payable with respect to such Dividend Equivalents for the period of time beginning on the date a dividend with respect to Stock is paid to the Company’s shareholders and ending on the date the Dividend Equivalents are paid to you pursuant to this Agreement.
     4. Restrictions. The Restricted Stock Units are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated. The Restricted Stock Units are also restricted in the sense that they may be forfeited to the Company.
     5. Expiration of Restrictions and Settlement of Award. The restrictions on the Restricted Stock Units granted pursuant to this Agreement will expire as set forth in the Notice of Grant, provided that you remain in the employ of, or a service provider to, the Company or its Subsidiaries until the applicable dates set forth in the Notice of Grant. On the applicable Date of Settlement set forth in the Notice of Grant, the Company shall cause to be issued Stock in book entry form registered in your name or shall cause a cash payment to be made to you in settlement of your vested Restricted Stock Units, such form of settlement to be determined by the Committee in its sole and absolute discretion. To the extent application of the vesting terms set forth in the Notice of Grant would result in you becoming vested in a fractional number of Restricted Stock Units, the number of Restricted Stock Units vested will be rounded down to the nearest whole share. The value of the shares of Stock, or any cash payable, shall not bear any interest owing to the passage of time.
     6. Termination of Services.
          (a) Termination Generally. Except as otherwise provided in the Notice of Grant and subject to Section 6(b) below, if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Restricted Stock Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company. The Restricted Stock Units for which the restrictions have lapsed as of the date of such termination, including Restricted Stock Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled on the applicable Date of Settlement set forth in the Notice of Grant.
          (b) Effect of Employment Agreement or Plan. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between Section 6(a) and the terms of any employment agreement entered into by and between you and the Company or its Subsidiaries, or in the event you are a participant therein, the terms of the Company’s Executive Change in Control and Severance Benefit Plan, the terms of the employment agreement or the Company’s Executive Change in Control and Severance Benefit Plan, as applicable, shall control.

     7. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
     8. Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the cash payment to be made to you under this Agreement the amount or, if applicable, from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, such determination to be made, in the case of the withholding of shares of Stock, based on the shares’ Fair Market Value at the time such determination is made, or (b) deliver cash to the Company sufficient to satisfy its tax withholding obligations. In the event the Company determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
     9. Compliance with Securities Laws; Company Policies. Notwithstanding any provision of this Agreement to the contrary, any issuance of Stock hereunder will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued, or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance. You agree not to sell any shares of Stock acquired pursuant to this Award in violation of the Company’s securities trading policy, to the extent applicable.
     10. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

     11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
     12. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
     13. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder.
     14. Execution of Receipts and Releases. Any payment of cash or any issuance of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
     15. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from depreciation.
     16. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     17. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail or reputable overnight delivery service (charges prepaid).
     18. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
     19. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

     20. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
     21. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     22. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
     23. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     24. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law.
     25. Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Restricted Stock Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.
     26. Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
     27. Unfunded Arrangement. Neither the Notice of Grant, this Agreement nor the Plan shall give you any security or other interest in any assets of the Company; rather, your right to the Award is that of a general, unsecured creditor of the Company.
     28. The Plan. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan.
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